Exhibit 10.2

NINTH AMENDMENT TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
COLONIAL REALTY LIMITED PARTNERSHIP

     THIS NINTH AMENDMENT TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF COLONIAL REALTY LIMITED PARTNERSHIP (this “Ninth Amendment” to the “Partnership Agreement”), dated as of April 1, 2005, is entered into by Colonial Properties Trust, as general partner (the “General Partner”) of Colonial Realty Limited Partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership (the “Limited Partners”).

     WHEREAS, Section 4.2.A of the Partnership Agreement authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner in its sole and absolute discretion, subject to the condition that no such additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued in connection with an issuance of shares by the General Partner, which shares have designations, preferences and other rights, substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner and (ii) the General Partner makes a capital contribution of an amount equal to the net proceeds raised in connection with the issuance of such shares;

     WHEREAS, General Partner has entered into an Agreement and Plan of Merger, dated as of October 25, 2004 (as amended, the “Merger Agreement”), among the General Partner, CLNL Acquisition Sub LLC and Cornerstone Realty Income Trust, Inc., pursuant to which the General Partner has issued REIT Shares and 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series E Preferred Shares”), of the General Partner;

     WHEREAS, General Partner is concurrently making a capital contribution to the Partnership of the assets acquired through the Merger Agreement in exchange for a number of Class A Units and Series E Preferred Units (as defined below) equal to the number of REIT Shares and Series E Preferred Shares issued pursuant to the Merger Agreement;

     WHEREAS, in connection with the issuance of the Series E Preferred Shares and pursuant to the authority granted to the General Partner pursuant to Section 4.2.A of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to establish a new class of Units, to be entitled Series E Cumulative Redeemable Preferred Units (the “Series E Preferred Units”), and to set forth the designations, rights, powers, preferences and duties of such Series E Preferred Units, which are substantially the same as those of the Series E Preferred Shares; and

     WHEREAS, the General Partner desires to further amend the Partnership Agreement to provide for the issuance of Class A Units and Series E Preferred Units in connection with such capital contribution to the Partnership of the assets acquired through the Merger Agreement, which capital contribution is being made concurrently herewith pursuant to a Contribution Agreement, dated as of the date hereof, between the General Partner and the Partnership (the “Contribution Agreement”).

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:

     1.     Series E Preferred Units. Section 4.2 of the Partnership Agreement is hereby amended by adding after Section 4.2.H the following section:

I.     Series E Preferred Units. Under the authority granted to it by Section 4.2.A hereof, the General Partner hereby establishes and designates as Preferred Units an additional class of Partnership Units entitled “Series E Cumulative Redeemable Preferred Units” (the “Series E Preferred Units”). Series E Preferred Units shall have the designations, preferences, rights, powers and duties as set forth in Exhibit L hereto.

     2.     Exhibits to Partnership Agreement. The Partnership Agreement is hereby amended by attaching thereto as Exhibit L the Exhibit L attached hereto.

     3.     Issuance of Class A Units and Series E Preferred Units. Exhibit A to the Partnership Agreement is hereby amended to reflect the issuance to the General Partner pursuant to the transactions contemplated by the Contribution Agreement of (a) a number of Class A Units equal to the number of REIT Shares issued pursuant to the Merger Agreement and (b) a number of Series E Preferred Units equal to the number of Series E Preferred Shares issued pursuant to the Merger Agreement.

     4.     Certain Capitalized Terms. All capitalized terms used in this Ninth Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

[Signature appears on following page]

2

     IN WITNESS WHEREOF, the undersigned has executed this Ninth Amendment as of the date first set forth above.

COLONIAL PROPERTIES TRUST, as General Partner of Colonial Realty Limited Partnership
By:	/s/ Thomas H. Lowder
	Name:	Thomas H. Lowder
	Title:	President and CEO

3

EXHIBIT L

DESIGNATION OF THE PREFERENCES, RIGHTS, VOTING POWERS,
RESTRICTIONS, QUALIFICATIONS AND LIMITATIONS
OF THE
SERIES E PREFERRED UNITS

     The Series E Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1)     Certain Defined Terms. The following capitalized terms used in this Exhibit L shall have the respective meanings set forth below:

     “Distribution Period” means quarterly periods commencing on the first day of January, April, July and October of each year and ending on and including the next succeeding Quarterly Distribution Date (as defined below) (other than the initial Distribution Period, which shall commence on February 4, 2005, and other than the Distribution Period during which any Series E Preferred Units shall be redeemed pursuant to Section 4, which shall end on and include the date of such redemption).

     “Fully Junior Units” shall mean the Common Units, the Series 1998 Preferred Units and any other class or series of Partnership Units now or hereafter issued and outstanding over which the Series E Preferred Units have a preference or priority in both (i) the payment of distributions and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Partnership.

     “Junior Units” shall mean the Common Units, the Series 1998 Preferred Units and any other class or series of Partnership Units now or hereafter issued and outstanding over which the Series E Preferred Units have a preference or priority in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Partnership.

     “Parity Units” has the meaning ascribed thereto in Section 6(B).

     (2)     Distributions.

          (A)     The General Partner, in its capacity as the holder of the then outstanding Series E Preferred Units, shall be entitled to receive out of funds legally available therefor, distributions payable on the last day (or, if not a Business Day, the next succeeding Business Day) of each March, June, September and December beginning on June 30, 2005 (each such day being hereafter called a “Quarterly Distribution Date”), in an amount per Series E Preferred Unit equal to the amount of the dividend on one Series E Preferred Share declared by the board of trustees of the General Partner to be paid on such Quarterly Distribution Date. Quarterly distributions on each Series E Preferred Unit shall begin to accrue and shall be fully cumulative from and including February 4, 2005. Quarterly distributions paid on the Series E Preferred Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such Partnership Units shall be allocated pro rata on a per unit basis among all such Series E Preferred Units. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Quarterly Distribution Date, to the General Partner, on such date as may be fixed by the General Partner for payment of the corresponding dividend on the Series E Preferred Shares. Any distribution made on the Series E Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series E Preferred Units which remains payable.

          (B)     The amount of any quarterly distributions accrued on any Series E Preferred Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date. The amount of distribution for the initial Distribution Period and any other Distribution Period on the Series E Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series E Preferred Units that may be in arrears.

          (C)     So long as any Series E Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions payable or declared upon Series E Preferred Units and all distributions payable or declared upon any other class or series of Parity Units shall be declared or paid ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series E Preferred Units and accumulated and unpaid on such Parity Units.

          (D)     So long as any Series E Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Class A Units made for purposes of an employee incentive or benefit plan of the General Partner or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Partnership, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series E Preferred Units and any other Parity Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series E Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or declared and set apart for the payment of the distribution for the current Distribution Period with respect to the Series E Preferred Units and the current distribution period with respect to such Parity Units.

          (E)     No distributions on the Series E Preferred Units shall be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (F)     Except as provided herein, the Series E Preferred Units shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series E Preferred Units which may be in arrears.

     (3)     Liquidation Preference.

          (A)     In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the General Partner, in its capacity as holder of the Series E Preferred Units, shall be entitled to receive Two Thousand Five Hundred Dollars ($2,500.00) (the “Series E Liquidation Preference”) per Series E Preferred Unit plus an amount equal to all dividends accrued and unpaid on one Series E Preferred Share to the date of final distribution to the General Partner, in its capacity as such holder; but the General Partner, in its capacity as the holder of Series E Preferred Units, shall not be entitled to any further payment with respect to such Series E Preferred Units. If, upon any such liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable to the General Partner, in its capacity as the holder of Series E Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the General Partner, in its capacity as the holder of such Series E Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series E Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Partnership or the General Partner with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities and (y) a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

     (B)     Subject to the rights of the holders of Partnership Units of any series or class ranking on a parity with or prior to the Series E Preferred Units upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the General Partner, in its capacity as the holder of the Series E Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the General Partner, in its capacity as the holder of the Series E Preferred Units, shall not be entitled to share therein.

     4.     Redemption Right. In connection with a redemption by the General Partner of any or all of the Series E Preferred Shares (whether pursuant to Section 6 or Section 7 of the articles supplementary for the Series E Preferred Shares), the Partnership shall provide cash to the General Partner for such purpose which shall be equal to the redemption price of the Series E Preferred Shares to be redeemed and one Series E Preferred Unit shall be canceled with respect to each Series E Preferred Share so redeemed. From and after the date in which the Series E Preferred Shares are redeemed, the Series E Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series E Preferred Units shall cease

     5.     Conversion. The Series E Preferred Units are not convertible into or exchangeable for any other property or securities of the Partnership.

     6.     Ranking. Any class or series of Partnership Units shall be deemed to rank:

          (A)     prior to the Series E Preferred Units as to the payment of distributions or as to distribution of assets upon liquidation, dissolution or winding up of the Partnership, if the holders of such class or series of Partnership Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Units;

          (B)     on a parity with the Series E Preferred Units as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series E Preferred Units, if the holders of such class or series of Partnership Units and the Series E Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other (“Parity Units”); as of the date hereof, the Series B Preferred Units, the Series C Preferred Units and the Series D Preferred Units constitute Parity Units;

          (C)     junior to the Series E Preferred Units as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, if such class or series of Partnership Units shall be Junior Units; and

          (D)     junior to the Series E Preferred Units as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, if such class or series of Partnership Units shall be Fully Junior Units.

     7.     Voting. Except as required by law, the General Partner, in its capacity as the holder of the Series E Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.

     8.     Restriction on Ownership. The Series E Preferred Units shall be owned and held solely by the General Partner.

     9.     Allocations. Allocations of the Partnership’s income, gain, loss and deduction shall be allocated among holders of the Series E Preferred Units in accordance with Article VI of the Agreement.

     10.     General. The rights of the General Partner, in its capacity as the holder of the Series E Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit L shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series E Preferred Units.

* * * * *

L-5